Exhibit 4.1

[FACE OF NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”) (55 WATER STREET, NEW YORK, NEW YORK), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR CERTIFICATES IN DEFINITIVE REGISTERED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (A) BY THE DEPOSITARY TO A NOMINEE THEREOF OR (B) BY A NOMINEE THEREOF TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR (C) BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

SEE REVERSE FOR CERTAIN DEFINITIONS

NUMBER	$[•]
R-1

REGISTERED	REGISTERED

ROCKWELL AUTOMATION, INC.

3.500% Note due March 1, 2029

CUSIP 773903 AH2

Rockwell Automation, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the “Company”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of [•] DOLLARS ($[•]) on March 1, 2029, and to pay interest, semiannually on March 1 and September 1 of each year commencing September 1, 2019, on said principal sum at the rate of 3.500% per annum, from the March 1 and September 1, as the case may be, next preceding the date of this Security to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Security, or unless no interest has been paid on the Securities, in which case from March 1, 2019, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after a February 15 or August 15, as the case may be, and before the following Interest Payment Date, this Security shall bear interest from such Interest Payment Date; provided, however, that if the Company shall default in the payment of interest due on such Interest Payment Date, then this Security shall bear interest from the next preceding Interest Payment Date to which interest has been paid, or, if no interest has been paid on the Securities, from March 1, 2019. The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the February 15 or August 15, as the case may be, next preceding such Interest Payment Date. The principal of and interest on this Security are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts at the office or agency of the Company in the Place of Payment, and at such other locations as the Company may from time to time designate. Any interest not punctually paid or duly provided for shall be payable as provided in said Indenture.

Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

2

IN WITNESS WHEREOF, THE COMPANY HAS CAUSED THIS INSTRUMENT TO BE DULY EXECUTED UNDER ITS CORPORATE SEAL.

ROCKWELL AUTOMATION, INC.

By:
Name: Steven W. Etzel
Title: Vice President and Treasurer

[Corporate Seal]

Attest
Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., Trustee

By:
Authorized Officer

[REVERSE OF NOTE]

ROCKWELL AUTOMATION, INC.

3.500% Note due March 1, 2029

This Security is one of a duly authorized issue of Securities of the Company designated as its 3.500% Notes due March 1, 2029 (Securities of such series being hereinafter called the “Securities”), initially issued in an aggregate principal amount of $[•], issued under an Indenture dated as of December 1, 1996 (hereinafter called the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to Mellon Bank, N.A.), as Trustee (hereinafter called the “Trustee”, which term includes any successor trustee under the Indenture with respect to the Securities of this series), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and any Holder of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered.

Except as set forth below, this Security will be issued in global form only registered in the name of the Depositary or its nominee. Except as set forth below, this Security will not be issued in definitive form, and ownership of this Security shall be maintained in book-entry form by the Depositary for the accounts of participating organizations of the Depositary.

The Depositary for the Securities shall initially be The Depositary Trust Company. If the Depositary is at any time unwilling, unable or ineligible to continue as Depository for the Securities and the Company does not appoint a successor Depository within 90 days, the Company will issue Securities in definitive form to participants of the Depositary in exchange for the Global Security representing the Securities. In addition, the Company may, at any time and in its sole discretion, determine not to have any Securities represented in global form. In that event, the Company will issue Securities in definitive form to participants of the Depositary in exchange for the Global Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin and currency, herein prescribed.

This Security is not entitled to the benefit of a sinking fund or any analogous provision. Securities will be redeemable as a whole at any time or in part from time to time prior to December 1, 2028, at the option of the Company, on not less than 10 or more than 60 days’ notice mailed to Holders thereof, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities being redeemed and (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the Remaining Scheduled Payments (as defined below) of the Securities being redeemed as if such Securities matured on December 1, 2028 (excluding interest accrued as of the

Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points, together, in each case, with accrued interest on the principal amount at Maturity being redeemed to the date of redemption. Securities will be redeemable as a whole at any time or in part from time to time on or after December 1, 2028, at the option of the Company, on not less than 10 or more than 60 days’ notice mailed to Holders thereof, at a Redemption Price equal to 100% of the principal amount of the Securities being redeemed, together with accrued interest on the principal amount being redeemed to the date of redemption.

The covenant contained in Section 11.05 (Notice of Redemption) of the Indenture is modified with respect to the Securities such that each reference therein to “not less than 30 nor more than 60 days prior to the Redemption Date” shall be replaced with “not less than 10 nor more than 60 days prior to the Redemption Date”.

“Comparable Treasury Issue” means the United States Treasury Security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed (assuming for this purpose, that such notes matured on December 1, 2028) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means each of Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC and their respective successors; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third business day immediately preceding such Redemption Date.

“Remaining Scheduled Payments” means, with respect to each Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption assuming, for this purpose, that such notes matured on the applicable par call date; provided, however, that if such Redemption Date is not an Interest Payment Date with respect to such Security, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Securities or any portion thereof called for redemption. On or before any Redemption Date, the Company shall deposit with a Paying Agent (or the Trustee) money sufficient to pay the Redemption Price of and accrued interest on the Securities to be redeemed on such date. If less than all the Securities are to be redeemed, the Securities to be redeemed shall be selected by the Trustee in compliance with the requirements governing redemptions of the principal securities exchange, if any, on which the Securities are listed or if such securities exchange has no requirement governing redemption or the Securities are not then listed on a securities exchange, by any method as may be required by the Depositary in accordance with its applicable procedures.

The covenant contained in Section 10.05 (Limitation on Liens) of the Indenture is modified with respect to the Securities such that each reference therein to “10% of Shareowners’ Equity” shall be replaced with “15% of Consolidated Net Tangible Assets”, where:

“Consolidated Net Tangible Assets” means the total amount of the Company’s and its consolidated subsidiaries’ consolidated assets (less applicable reserves and other properly deductible items) after deducting:

•

all current liabilities, excluding any current liabilities which are by their terms extendible or renewable at the option of the obligor on the liabilities to a time more than 12 months after the time as of which the amount of current liabilities is being computed; and

•

all goodwill, trade names, trademarks, patents and other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries and computed in accordance with accounting principles generally accepted in the United States of America.

If a Change of Control Repurchase Event (as defined below) occurs, unless the Company has exercised its right to redeem the Securities as described above, each Holder shall have the right to require the Company to repurchase all or any part (in integral multiples of $1,000) of that Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of the Securities repurchased plus any accrued and unpaid interest on the Securities repurchased to, but not including, the date of repurchase.

Within 30 days following any Change of Control Repurchase Event or, at the option of the Company, prior to any Change of Control (as defined below), but after the public announcement of the Change of Control, the Company shall mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Securities on the payment date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

The Company shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with these provisions, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under these provisions by virtue of compliance with such securities laws or regulations or such conflicts.

On the repurchase date following a Change of Control Repurchase Event, the Company shall, to the extent lawful:

(i)	accept for payment all the Securities or portions of the Securities properly tendered pursuant to its offer;

(ii)	deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all the Securities or portions of the Securities properly tendered; and

(iii)

deliver or cause to be delivered to the Trustee for cancellation the Securities properly accepted, together with an officer’s certificate stating the aggregate principal amount of Securities being purchased by the Company.

“Below Investment Grade Rating Event” means the Securities are rated below an Investment Grade rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided, however, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following: (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its Subsidiaries; (ii) the adoption of a plan relating to the Company’s liquidation or dissolution; or (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) or group of persons, other than the Company or its Subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Fitch” means Fitch, Inc. and its successors.

“Investment Grade” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Rating Agency” means (i) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(e)(c)(vi)(F) under the Exchange Act, selected by the Company (as certified by a resolution of the Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person then outstanding that is at the time entitled to vote generally in the election of the board of directors or similar governing body of such Person.

The Company may from time to time, without notice to or the consent of the Holders, create and issue further debt securities of the same tenor, coupon and other terms as the Securities, so that those additional debt securities and the Securities will form a single series of securities under the Indenture; provided, however, that if the additional debt securities are not fungible with the Securities for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP number.

As provided in the Indenture and subject to certain limitations therein set forth, this Security may be registered for transfer on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Place of Payment, and at such other locations as the Company may from time to time designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or the Holder’s attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only as Registered Securities without coupons in the denominations of $2,000 and any higher integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of different authorized denominations, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment for registration of transfer of this Security, the Company, the Trustee, the Security Registrar, the Paying Agent and any agent of any one thereof may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee, the Security Registrar, the Paying Agent nor any such agent shall be affected by notice to the contrary.

If an Event of Default, with respect to the Securities shall occur, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company with respect to the Securities and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not a notation of such consent or waiver is made upon this Security.

No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

The Company at its option, subject to the terms and conditions contained in the Indenture, (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations to register the transfer and exchange of such Securities, to replace mutilated, destroyed, lost or stolen Securities, to compensate, reimburse and indemnify the Trustee, to maintain an office or agency with respect to the Securities and to hold moneys for payment in trust) or (b) may omit to comply with certain restrictive covenants contained in the Indenture, in each case upon irrevocable deposit with the Trustee in trust of money or U.S. government securities (as described in the Indenture) or a combination thereof, which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to discharge the principal of and interest on such Securities on the Stated Maturity of such principal or interest.

Except as otherwise defined herein, all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT
MIN ACT -	Custodian
	(Cust)	(Minor)

under Uniform Gifts to Minors
Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

Attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.